Darwin Professional Underwriters, Inc.
2006 Stock Incentive Plan
EMPLOYEE STOCK OPTION AGREEMENT

Employee: _________________

Number of Stock Option Shares:      Exercise Price: $

Award Date:      , 20     Expiration Date:      , 20

THIS STOCK OPTION AGREEMENT (the “Agreement”), is entered into and made effective as of the date set forth above (the “Award Date”) between Darwin Professional Underwriters, Inc. (the “Company”), and the Employee named above (the “Employee”).

WHEREAS, by action of a subcommittee of independent Company directors of the Compensation Committee of the Board of Directors (the “Compensation Committee”), as ratified by the Compensation Committee of the Company’s Board of Directors on the Award Date, the Employee has been granted the below-described award in connection with his or her retention as an employee and as compensation for services rendered and to be rendered to the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

1. Award of Option to purchase Stock Option Shares. Pursuant to the provisions of the 2006 Stock Incentive Plan (the “Plan”), the Employee is hereby awarded an option to purchase the number of Stock Option Shares designated at the head of this Agreement, subject to the terms and conditions set forth for Stock Option Shares herein (the “Award”). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2. Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a) Stockholder Ratification. The Plan will be submitted for approval by the Company’s stockholders at the annual meeting of stockholders to be held in May 2007. If the Plan is not approved by the stockholders at the 2007 Annual Meeting, then the Award and all rights and obligations under the Plan and this Agreement will be null and void, in accordance with Paragraph 9 of the Plan.

(b) Terms of Award: The Employee shall have the right to purchase Stock Option Shares upon exercise of the Employee’s option and payment of the Exercise Price, in accordance with the vesting schedule below. Subject to earlier vesting under Sections 2(c) or 2(d) below and to the other terms and conditions of this Agreement, the Stock Option Shares subject to this Award shall vest and become exercisable according to the following schedule:

First Anniversary of Award Date ................ 25%

Second Anniversary of Award Date ............ 50%

Third Anniversary of Award Date ................ 75%

Fourth Anniversary of Award Date.............. 100%

provided, however, that in each case, vesting shall be contingent upon the continued employment of the Employee by the Company on the vesting date. No dividends or other amounts receivable in connection with any adjustment to the shares of Common Stock of the Company under Section 6 of the Plan shall be paid or due with respect to unexercised Stock Option Shares. The number of Stock Option shares will be adjusted, however, under the terms and circumstances described in Paragraph 6 of the Plan.

(c) Termination of Service; Forfeiture of Unvested Options. Notwithstanding the vesting schedule set forth in Section 2(b), upon the Employee’s “Retirement,” “Death,” or “Disability,” this Award will vest fully and be immediately exercisable as to all Stock Option Shares which remain available under the Award. If the Employee’s employment with the Company is terminated for “Cause,” then the entire unexercised portion of this Award (whether or not vested) shall terminate on such date.

If the Employee’s employment with the Company terminates prior to the Expiration Date due to Retirement, Death or Disability, this Award shall remain exercisable by the Employee, his or her personal representative or the person(s) who acquire the right to exercise this Award by bequest or inheritance, as applicable, until the earlier of (i) the end of the 12-month period immediately following the Retirement, Death or Disability, or (ii) the Expiration Date. This Award shall terminate to the extent not exercised within such period.

If the Employee’s employment with the Company is terminated for any reason other than Cause, Retirement, Death, or Disability prior to the Expiration Date, this Award (to the extent then exercisable) shall remain exercisable until the earlier of (i) the end of the 90-day period immediately following the Employee’s termination of employment or (ii) the Expiration Date. This Award and all rights hereunder shall terminate to the extent not exercised within such period.

(d) Change in Control. In the event of a “Change of Control Event”, as defined in Section 3(d), the Award, to the extent not already vested in full, shall vest fully and be immediately exercisable as to all Stock Option Shares at the time of any such event.

(e) Rights of a Stockholder. Except in connection with a transfer incident to inheritance or bequest, as permitted in Section 2(c) above, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber any part of the Award hereunder.

3. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below.

(a) "Affiliate,” when used with reference to any Person, shall mean another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlled by” and “under common control with”) means the ability, directly or indirectly, to direct or cause the direction of the management and policies of the Person in question.

(b) "AIHL” means Alleghany Insurance Holdings LLC, a Delaware limited liability company, which is, as of the date hereof, the majority stockholder of the Company.

(c) "Cause” means (i) as determined in good faith by the Compensation Committee (A) the commission by the Employee of gross misconduct in connection with the performance of any of the Employee’s duties, or (B) the willful failure by the Employee to implement reasonable directives of the Board of Directors, or the person(s) to whom such person reports, after written notice of such failure to the Employee, which failure is not corrected within 10 days following delivery of such written notice; or (ii) the Employee’s conviction of a felony.

(d) "Change of Control Event” means (i) the acquisition by any Person or Group(but excluding the Company or AIHL or an Affiliate of the Company or AIHL) (an “Acquiring Person or Group”) of more than 50% of the outstanding voting securities (weighted by voting power) of the Company, or (ii) the acquisition by an Acquiring Person or Group, over the 12-month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of the Company. An “Affiliate” of the Company means any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Company. The term “control” (including the terms “controlled by” and “under common control”) means the ability, directly or indirectly, to direct or cause the direction of the management and policies of the affected person or entity.

(e) “Common Stock” means the Company’s Common Stock, $0.01 par value.

(f) "Disability” means inability to discharge the Employee’s duties for the Company due to physical or mental illness for one or more periods totaling six months during any consecutive 12-month period.

(g) "Group” has the meaning set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as of the date hereof; provided, however, that no Person (including without limitation AIHL and any Affiliate of AIHL) who holds shares of Common Stock of the Company shall be deemed to be a member of a Group.

(h) "Person” shall mean any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or any other entity.

(i) "Retirement” means the Employee’s retirement from active employment with the Company under circumstances which are determined by the Compensation Committee to constitute a Retirement.

4. Exercise. You must give written notice of any exercise to the Company’s Chief Financial Officer. You must pay for the Option Shares in cash, or if and to the extent permitted by the Compensation Committee at the time of such exercise, you may pay in whole or in part with Shares of Common Stock, valued at Fair Market Value on the date of exercise, defined as the median of the high and low trade prices of the Company’s Common Stock on the principal exchange on which such stock then trades, on the date of exercise. The date of exercise will be the date upon which the last of the following events occurs: (i) the Company receives written notice as specified above; (ii) appropriate payment has been made for the Stock Option Shares; (iii) appropriate tax withholding arrangements have been made. As promptly thereafter as possible, the Company will cause a book entry evidencing your ownership of the Stock Option Shares purchased to be made on the books of its transfer agent, or at your written request, will cause the transfer agent to issue stock certificate(s) for the number of Stock Option Shares purchased.

5. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate, without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

6. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company: Darwin Professional Underwriters, Inc.

9 Farm Springs Road

Farmington, Connecticut 06032

Attention: Chief Financial Officer

If to the Employee: To the last address delivered to the Company by the Employee in the manner set forth herein.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.

8. Entire Agreement. This Agreement and the Plan (as amended and in effect from time to time) constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto (including without limiting the generality of the foregoing, the Prior Agreement) is superseded by this Agreement and the Plan.

9. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date written below.

DATED:     DATED:

EMPLOYEE	DARWIN PROFESSIONAL UNDERWRITERS, INC.

     Name:

By:
Title: